EXHIBIT 11


             COMPUTATION OF EARNINGS PER COMMON SHARE EQUIVALENT



                                                              SEVEN
                                                              MONTHS
                                                              ENDED
                                 YEAR ENDED JUNE 30,       JANUARY 31,
                             --------------------------   ------------
                                 1994           1995           1994
                             ------------ -------------   ------------
PRIMARY
Net Earnings ..............   $  595,478     $1,011,367     $  641,057
                             ============  =============   ============
Shares
 Weighted average number
   of shares outstanding ..    7,120,000      7,120,000      7,120,000
 Additional shares
   assuming conversion of:

     Convertible redeemable
      preferred stock  ....

  Stock options and
    warrants ..............
                             ------------  -------------   ------------
 Weighted average number
   of common share
   equivalents ............    7,120,000      7,120,000      7,120,000
                             ============  =============   ============
Primary earnings per
  common share equivalent .   $      .08     $      .14     $      .09
                             ============  =============   ============
FULLY DILUTED
Net Earnings ..............   $  595,478     $1,011,367     $  641,057
                             ============  =============   ============
Shares
 Weighted average number
   of shares outstanding ..    7,120,000      7,120,000      7,120,000

 Additional shares
   assuming conversion of:

     Convertible redeemable
      preferred stock  ....

  Stock options and
    warrants ..............
                             ------------ -------------  ------------
 Weighted average number
   of common share
   equivalents ............    7,120,000      7,120,000      7,120,000
                             ============  =============   ============
Fully diluted earnings per
  common share equivalent .   $      .08     $      .14     $      .09
                             ============  =============   ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                              SEVEN MONTHS   TWELVE MONTHS
                                 ENDED            ENDED        YEAR ENDED        THREE MONTHS ENDED
                              JANUARY 31,      JANUARY 31,     JANUARY 31,             APRIL 30,
                             -------------  --------------   --------------  --------------------------
                                  1995           1995             1996           1995           1996
                             -------------  --------------   --------------  ------------  ------------
PRIMARY
Net Earnings ..............    $2,491,895     $2,862,227       $3,007,118     $  148,056    $   292,345
                             =============  ==============   ==============  ============  ============
Shares
 Weighted average number
   of shares outstanding ..     7,120,000      7,120,000        7,548,278      7,120,000      9,641,290

 Additional shares
   assuming conversion of:

     Convertible redeemable
      preferred stock  ....                                       813,714                     1,285,573

  Stock options and
    warrants ..............                                       155,768                       249,122
                             -------------  --------------  --------------  ------------  -------------
 Weighted average number
   of common share
   equivalents ............     7,120,000      7,120,000        8,517,760      7,120,000     11,175,985
                             =============  ==============  ==============  ============  =============
Primary earnings per
  common share equivalent .    $      .35     $      .40       $      .35     $      .02    $       .03
                             =============  ==============  ==============  ============  =============
FULLY DILUTED
Net Earnings ..............    $2,491,895     $2,862,227       $3,007,118     $  148,056    $   292,345
                             =============  ==============  ==============  ============  =============
Shares
 Weighted average number
   of shares outstanding ..     7,120,000      7,120,000        7,548,278      7,120,000      9,641,290

 Additional shares
   assuming conversion of:

     Convertible redeemable
      preferred stock  ....                                     1,310,957                     1,541,585

  Stock options and
    warrants ..............                                       261,855                       302,822
                             -------------  --------------   --------------  ------------  -------------
 Weighted average number
   of common share
   equivalents ............     7,120,000      7,120,000        9,121,090      7,120,000     11,485,697
                             =============  ==============   ==============  ============  =============
Fully diluted earnings per
  common share equivalent .    $      .35     $      .40       $      .33     $      .02    $       .03
                             =============  ==============   ==============  ============  =============